UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On December 23, 2008, Navistar International Corporation (the “Company”) filed a Form 8-K announcing that management of the Company, with the concurrence of the Company’s Audit Committee, concluded that the Company’s previously issued unaudited financial statements as of and for the three and nine months ended July 31, 2008 should no longer be relied upon because of errors, as described in the Form 8-K, that when restated would modestly increase the Company’s net income for the three and nine months ended July 31, 2008. In that filing, the Company further stated that its review process was continuing and may extend to the first and second quarters of 2008.

On December 29, 2008, management of the Company, with the concurrence of the Company’s Audit Committee, further concluded that such matters extended into the first and second quarter of 2008 and, as such, the Company’s previously issued unaudited financial statements as of and for the three months ended January 31, 2008 and as of and for the three and six months ended April 30, 2008 should no longer be relied upon because of the errors within our Truck segment relating to accounting for inventory, accounts payable and costs of products sold.

In our quarterly reports on Form 10-Q as previously filed, we reported under Item 4 “Controls and Procedures,” that our disclosure controls and procedures were not effective, due in part to material weaknesses in internal control over financial reporting. We believe that the restatement matters discussed here are consistent with our disclosures under Item 4; however, as a result of the need to restate the Company’s quarterly financial statements, management has concluded that such disclosures should be revised.

Management and the Audit Committee have discussed these matters with our Independent Registered Public Accounting Firm, KPMG LLP. Reference is made to the Forms 10Q/A to be filed by the Company for the periods ended January 31, 2008, April 30, 2008 and July 31, 2008 for a discussion of these errors, restated financial statements, revised management’s discussion and analysis of financial condition and results of operations, and a revised Item 4.

Navistar International Corporation (NYSE: NAV) is a holding company whose wholly owned subsidiaries produce International ® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse ® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant

Date: December 30, 2008	/s/ Terry M. Endsley
Terry M. Endsley
Executive Vice President and Chief Financial Officer